O2DIESEL CORPORATION ANNOUNCES OFFER DECLARED
                                  UNCONDITIONAL


Bellingham, WA, July 10, 2003 - O2Diesel Corporation (OTCBB: OTOD) (the "Company") (formerly Dynamic Ventures Inc.) is pleased to announce it has received valid acceptances in respect of greater than 80% of the entire issued share capital of AAE Technologies International PLC ("AAE") in connection with its previously announced offer to acquire all of the shares of AAE (the "Offer"). Accordingly, the Offer has been declared unconditional as to acceptances. The Offer will remain open until further notice.

Under the terms of the Offer, certain other conditions to closing of the Offer must now be met so that the Offer can be declared unconditional in all respects. O2D and AAE currently expect that this will occur by the close of business (North America time) on July 11, 2003.


AAE is a fuel additive development and marketing company incorporated in Ireland with offices in the United Kingdom and the United States. Starting in 1997, AAE has developed a line of proprietary fuel additive products designed to improve the performance of ethanol and other oxygenated fuels used in various petroleum-based liquid transportation fuels. AAE is completing product development and regulatory compliance for its technologies through its wholly-owned subsidiaries and strategic partnerships. AAE's primary product under development is O2DieselTM.

Information regarding the Company and its proposed acquisition of AAE is contained in the Company's latest quarterly report on Form 10-QSB filed with the SEC and available at www.sec.gov.

Safe Harbor statement under the Private Securities Litigation Reform Act of 1995: This release contains forward-looking statements within the meaning of
Section 27A of the Securities Act of 1933 and Section 21B of the Securities Exchange Act of 1934. Any statements that express or involve discussions with respect to expectations, beliefs, plans, objectives, goals, assumptions or future events or performance that are not statements of historical fact may be forward-looking statements. Forward-looking statements used in this press release include, but are not limited to, the Company's expectation that it will complete its proposed acquisition of AAE, the benefits of AAE's fuel additives, AAE's product development and regulatory compliance initiatives and expectations related to AAE's strategic partnerships. Such statements are based on information provided to the Company by AAE and include AAE's expectations, estimates and projections at the time the statements are made. Forward-looking statements involve a number of risks and uncertainties which could cause actual results or events to differ materially from those presently anticipated.

For additional information please call:

Eric  Boehnke
President
O2Diesel  Corporation
360-392-3950  (ph)
(360)  733-3941  (fax)


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